UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 12, 2007

(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐ Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99 is a summary that reflects reclassifications in the composition of Kimberly-Clark Corporation’s (the “Corporation”) Health Care and K-C Professional & Other business segments. The Corporation’s scientific business was moved from the Health Care segment to the K-C Professional & Other segment effective January 1, 2007 to reflect the current management responsibility for that business. The summary includes the effect of the reclassifications for each segment on the following: Net Sales and Operating Profit for the full years 2004 and 2005 and by quarter for 2006, and Depreciation and Amortization Expense, Assets and Capital Spending for 2005 and 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99

Net Sales and Operating Profit (as reclassified) for the full years 2004 and 2005 and by quarter for 2006, and Depreciation and Amortization Expense, Assets and Capital Spending (as reclassified) for 2005 and 2006 of the Corporation’s Health Care and K-C Professional & Other business segments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: April 12, 2007	By:	/s/: Mark A. Buthman
Mark A. Buthman
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99

Net Sales and Operating Profit (as reclassified) for the full years 2004 and 2005 and by quarter for 2006, and Depreciation and Amortization Expense, Assets and Capital Spending (as reclassified) for 2005 and 2006 of the Corporation’s Health Care and K-C Professional & Other business segments.

Exhibit (99)

NET SALES AND OPERATING PROFIT BY BUSINESS SEGMENT

(as reclassified)

	Net Sales
	K-C
	Professional
($ millions)	& Other	Health Care

2004 Year	$2,826.7	$1,131.2
2005 Year	2,672.2	1,149.6
2006
1st Quarter	652.8	300.5
2nd Quarter	704.0	317.8
3rd Quarter	717.5	308.2
4th Quarter	738.8	310.9

Year	$2,813.1	$1,237.4

	Operating Profit
	K-C
	Professional
($ millions)	& Other	Health Care

2004 Year	$411.5	$245.1
2005 Year	472.8	200.4
2006
1st Quarter	104.5	51.3
2nd Quarter	113.9	58.3
3rd Quarter	127.2	51.4
4th Quarter	126.5	50.2

Year	$472.1	$211.2

Note:	There is no change to previously reported amounts for the Personal Care and Consumer Tissue segments or Corporate & Other.

DEPRECIATION AND AMORTIZATION EXPENSE, ASSETS, AND CAPITAL SPENDING

BY BUSINESS SEGMENT

(as reclassified)

	K-C
	Professional
($ millions)	& Other	Health Care

Depreciation and Amortization
2005	$135.7	$52.4
2006	126.3	40.3

Assets
2005	2,540.4	2,038.5
2006	2,593.2	2,169.7

Capital Spending
2005	87.7	27.3
2006	131.1	40.1

Note:	There is no change to previously reported amounts for the Personal Care and Consumer Tissue segments or Corporate & Other.